As filed with the Securities and Exchange Commission on September 30, 2010

Registration No. 333-169256

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Ming Yang Wind Power Group Limited

(Exact name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	3510	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jianye Road, Mingyang Industry Park

National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong 528437

People’s Republic of China

(86) 760-28138666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leiming Chen Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower Three Garden Road Central, Hong Kong (852) 2514-7600	David T. Zhang Latham & Watkins 41st Floor, One Exchange Square 8 Connaught Place Central, Hong Kong (852) 2522-7886

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 8.2 to this registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or wilful default.

Under the form of indemnification agreements filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission
SCGC	February 26, 2009	1 ordinary share	US$1.00	n.a.
SCGC	February 25, 2010	999 ordinary shares	—(1)	n.a.
SCGC	April 8, 2010	4,720,800 ordinary shares	—(2)	n.a.
Rich Wind Energy Three Corp.	April 8, 2010	28,330,600 ordinary shares	—(3)	n.a.
Clarity China Partners, L.P.	April 8, 2010	13,815,500 ordinary shares	—(4)	n.a.
Clarity MY Co-Invest, L.P.	April 8, 2010	1,817,600 ordinary shares	—(5)	n.a.
Clarity China Partners (AI), L.P.	April 8, 2010	432,800 ordinary shares	—(6)	n.a.
China Opportunity	April 8, 2010	13,297,900 ordinary shares	—(7)	n.a.
ICBC International	April 8, 2010	10,985,400 ordinary shares	—(8)	n.a.
First Windy	April 8, 2010	8,976,300 ordinary shares	—(9)	n.a.
Ace Ambition	April 8, 2010	4,935,500 ordinary shares	—(10)	n.a.
Chan Ping Che	April 8, 2010	1,607,600 ordinary shares	—(11)	n.a.
Chan Ping Yee	April 8, 2010	1,607,600 ordinary shares	—(12)	n.a.
Merrill Lynch PCG	April 8, 2010	2,951,100 ordinary shares	—(13)	n.a.
Ironmont	April 8, 2010	2,643,800 ordinary shares	—(14)	n.a.
Second Windy	April 8, 2010	2,326,800 ordinary shares	—(15)	n.a.
Best Jolly	April 8, 2010	885,300 ordinary shares	—(16)	n.a.
Third Windy	April 8, 2010	664,400 ordinary shares	—(17)	n.a.

Note:

(1)	The one ordinary share originally issued to SCGC was subdivided to 1,000 ordinary shares which was effected on February 25, 2010, resulting in an additional 999 ordinary shares being issued to SCGC.

(2)	This consideration was paid by the exchange of the 12.80% equity interest held in Rich Wind Energy Two Corp.
(3)	This consideration was paid by the exchange of the 76.80% equity interest held in Rich Wind Energy Two Corp.
(4)	This consideration was paid by the exchange of the 49.28% equity interest held in First Base Investments Limited.
(5)	This consideration was paid by the exchange of the 6.48% equity interest held in First Base Investments Limited.
(6)	This consideration was paid by the exchange of the 1.54% equity interest held in First Base Investments Limited.
(7)	This consideration was paid by the exchange of the 100% equity interest held in Keycorp Limited.
(8)	This consideration was paid by the exchange of the 100% equity interest held in Sky Trillion Limited.
(9)	This consideration was paid by the exchange of the 32.02% equity interest held in First Base Investments Limited.
(10)	This consideration was paid by the exchange of the 100% equity interest held in King Venture Limited.
(11)	This consideration was paid by the exchange of the 50% equity interest held in Tech Sino Limited.
(12)	This consideration was paid by the exchange of the 50% equity interest held in Tech Sino Limited.
(13)	This consideration was paid by the exchange of the 8% equity interest held in Rich Wind Energy Two Corp.
(14)	This consideration was paid by the exchange of the 100% equity interest held in Asiatech Holdings Limited.
(15)	This consideration was paid by the exchange of the 8.30% equity interest held in First Base Investments Limited.
(16)	This consideration was paid by the exchange of the 2.40% equity interest held in Rich Wind Energy Two Corp.
(17)	This consideration was paid by the exchange of the 2.37% equity interest held in First Base Investments Limited.

ITEM 8	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9	UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, the United States, on September 30, 2010.

China Ming Yang Wind Power Group Limited

By:		/S/ CHUANWEI ZHANG
	Name:	Chuanwei Zhang
	Title:	Chairman of the Board of Directors, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities indicated on September 30, 2010.

Signature	Title

/S/ CHUANWEI ZHANG
Name: Chuanwei Zhang	Chairman of the Board of Directors,
Chief Executive Officer
(Principal executive officer)

*
Name: Manfred Loong	Chief Financial Officer
(Principal financial and accounting officer)

*
Name: Yiguo Hao	Chief Operating Officer

*
Name: Xian Wang	Director

*
Name: Song Wang	Director

*
Name: Ted Lee	Director

*
Name: Dabing Zhou	Director

*By:	/S/ CHUANWEI ZHANG
Chuanwei Zhang Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of China Ming Yang Wind Power Group Limited, has signed this registration statement or amendment thereto in New York, on September 30, 2010.

Authorized U.S. Representative Law Debenture Corporate Services Inc.

By:	/S/ KATE LEDYARD
Name: Kate Ledyard
Title: Manager

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant to become effective upon the completion of the initial public offering

4.1**	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for Ordinary Shares

4.3**	Form of Deposit Agreement among the Registrant, the Depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder

4.4*	Sale and Purchase Agreement among the Registrant and certain shareholders of the Registrant

4.5*	Registration Right Agreement among the Registrant and the existing shareholders of the Registrant

5.1*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered

8.1*	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. tax matters

8.2***	Opinion of King & Wood PRC Lawyers regarding certain PRC tax matters

8.3*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.4*	Opinion of Stephenson Harwood regarding certain Hong Kong tax matters

10.1*	Form of Indemnification Agreement with the Registrant’s directors

10.2*	Consignment Design and Development Contract for Wind Energy Converter 1.5MW between aerodyn Energiesysteme GmbH and Mingyang Electrical Appliances Combine., dated April 19, 2006

10.3*	Translation of 1.5MW Wind Turbine Technology Transfer Agreement between Zhongshan Mingyang Electrical Appliance Co., Ltd. and Guangdong Ming Yang Wind Power Technology Co., Ltd., dated May 20, 2007

10.4*	License Agreement for aeroBlade 1.5 between aerodyn Energiesysteme GmbH and Mingyang Electrical Appliances Combine, dated June 30, 2007

10.5*	Translation of aeroBlade 1.5 Technology Transfer Agreement between Zhongshan Mingyang Electrical Appliance Co., Ltd. and Guangdong Ming Yang Wind Power Technology Co., Ltd. dated November 16, 2009

10.6*	License Agreement for SCD Technology between aerodyn Asia Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd., dated July 28, 2008

10.7*	Addendum to License Agreement for SCD Technology between aerodyn Asia Co., Ltd. and Mingyang Electrical Appliances Combine, dated January 18, 2009

10.8*	Supplementary Agreement to the License Agreement for SCD Technology between aerodyn Asia Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd., dated July 29, 2010

10.9*	Translation of Toll Manufacturing Agreement between Tianjin REnergy Electrical Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd., dated February 27, 2010

10.10*	Translation of Trademark License Agreement between Zhongshan Mingyang Electrical Appliance Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd., dated January 18, 2010

10.11*	Translation of Trademark License Agreement between Zhongshan Mingyang Electrical Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd., dated April 30, 2010

10.12*	Translation of Patent License Agreement between Zhongshan Mingyang Electrical Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd., dated October 5, 2006

Exhibit Number	Description of Document
10.13*	Translation of General Contractor Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Xinjiang Huaran Dongfang New Energy Co., Ltd., dated April 30, 2010

10.14*	Translation of Wind Turbine Sales Contract between Guangdong Mingyang Wind Power Technology Co., Ltd. and Datang Jilin Ruifeng Power Co., Ltd., dated in July 2008

10.15*	Translation of Supplemental Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Datang Xiangyang Wind Power Co., Ltd. dated in March 2010

10.16*	Translation of Wind Turbine Sales Contract between Zhongshan Mingyang Electrical Appliance Co., Ltd. and Shanxi Zhangze Electric Power Co., Ltd. dated in July 2007

10.17*	Translation of Supplemental Agreement between Guangdong Mingyang Wind Power Industry Group Co., Ltd. and Inner Mongolia Branch of Shanxi Zhangze Electric Power Co., Ltd. dated in March 2010

10.18*	Form of Labor Contract with senior management of Guangdong Mingyang Wind Power Technology Co., Ltd.

10.19*	Translation of Engagement Letter between Guangdong Mingyang Wind Power Technology Co., Ltd. and Mr. Wenqi Wang, dated in June 2006

10.20*	Translation of Strategic Cooperation Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Industrial and Commercial Bank of China, Guangdong Branch, dated in September 2009

10.21*	Translation of Lease Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Energy Investment Co., Ltd. in connection with the lease of part of industrial park, dated in October 2009

10.22*	Translation of Lease Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Electric Co., Ltd. in connection with the lease of a part of an assembly plant, dated in April 2009

10.23*	China Ming Yang Wind Power Group Limited 2010 Equity Incentive Plan

10.24*	Form of China Ming Yang Wind Power Group Limited 2010 Equity Incentive Plan Nonqualified Share Option Agreement

10.25*	Translation of Loan Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Electrical Co., Ltd. dated in March 2009

10.26*	Translation of Equity Transfer Contract between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Electrical Co., Ltd. dated in January 2010

10.27*	Translation of Land Use Right Transfer Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang dated in January 2010

10.28*	Translation of Guarantee Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd., Tianjin Jinneng Investment Co., Ltd. and Tianjin Rural Cooperative Bank dated in November 2009

10.29*	Translation of Equity Interest Transfer Agreement between Mr. Chuanwei Zhang and Guangdong Mingyang Wind Power Technology Co., Ltd. dated in July 2008

10.30*	Translation of Lease Agreement between Jilin Mingyang Wind Power Technology Co., Ltd. and Jilin Datong Group Company Limited dated in May 2008

10.31*	Translation of Contractor Agreement between Jilin Mingyang Wind Power Technology Co., Ltd. and Jilin Datong Group Company Limited dated in June 2008

10.32*	Translation of Sample Purchase Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Tianjin REnergy Electrical Co., Ltd. dated in April 2010

Exhibit Number	Description of Document
10.33*	Translation of Loan Agreement between Mingyang Wind Power Technology Co., Ltd. and Guangdong Mingyang Longyuan Electric Co., Ltd. dated in January 2009

10.34*	Translation of Purchase Agreements between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Electrical Co., Ltd. in connection with Guangdong Zhanjiang Wind Farm dated in April 2008

10.35*	Translation of Purchase Agreements between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Electrical Appliance Co., Ltd. in connection with Bayinaobao Phase I Wind Farm dated in March 2008

10.36*	Translation of Equity Transfer Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Energy Investment Co., Ltd. dated in October 2008

10.37*	Translation of Loan Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Electrical Appliance dated in April 2009

10.38*	Translation of Lease Financing Service Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Energy Investment Co., Ltd. dated in March 2009

10.39*	Translation of Lease Financing Service Framework Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Mingyang Energy Investment Co., Ltd. dated in December 2009

10.40*	Translation of Supply Contract for Industrial and Mineral Products between Guangdong Mingyang Wind Power Technology Co., Ltd. and Guangdong Mingyang Longyuan Power and Electrical Co., Ltd. dated in April 2010

10.41*	Translation of Equity Interest Transfer Agreement between Mr. Xian Wang and Guangdong Mingyang Wind Power Technology Co., Ltd. dated in July 2008

10.42*	Translation of Share Transfer Agreement between Jilin Datong Group Company Limited and Guangdong Mingyang Wind Power Technology Co., Ltd. dated in April 2010

10.43*	Translation of Loan Agreements between Guangdong Mingyang Wind Power Technology Co., Ltd. and Tianjin Mingyang Energy Investment Co., Ltd. dated in April 2009

10.44*	Translation of Guarantee Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Bank of China dated in October 2009

10.45*	Translation of Guarantee Agreement between Mr. Chuanwei Zhang and Bank of China dated in January 2009

10.46*	Translation of Supplementary Agreement on Equity Investment in Jilin Mingyang Datong between Guangdong Mingyang Wind Power Technology Co., Ltd and Jilin Datong Group Company Limited dated in June 2008

10.47*	Translation of Purchase Agreement between Guangdong Mingyang Wind Power Industry Group Co., Ltd. and Zhongshan Mingyang Electrical Appliance Co., Ltd. dated in December 2007

10.48*	Translation of Loan Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Zhongshan Electrical Appliances Co., Ltd. dated in January 2009

10.49*	Translation of Guarantee Agreement between Guangdong Mingyang Longyuan Power and Electrical Co., Ltd. and Bank of China dated in October 2009

10.50*	Translation of Guarantee Agreement between Zhongshan Mingyang Electrical Appliances Co., Ltd. and Bank of China dated in October 2009

10.51*	Translation of Guarantee Agreement between Zhongshan Mingyang Electrical Appliances Co., Ltd. and China Construction Bank dated in June 2009

Exhibit Number	Description of Document

10.52*	Translation of the Supplementary Agreement to the Patent License Agreement between Zhongshan Mingyang Electrical Appliances Co., Ltd. and Guangdong Mingyang Wind Power Technology Co., Ltd. dated in May 2009

10.53*	Translation of Wind Turbine Sales Contract between Guangdong Mingyang Wind Power Technology Co., Ltd. and Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd. dated in April 2008

10.54*	Translation of Strategic Cooperation Framework Agreement between Guangdong Mingyang Wind Power Technology Co., Ltd. and Nanjing High Speed & Accurate Gear Group Co., Ltd. dated in November 2007

21.1*	List of Subsidiaries of the Registrant

23.1*	Consent of KPMG

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

23.3*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)

23.4***	Consent of King & Wood PRC Lawyers (included in Exhibit 8.2)

23.5*	Consent of Stephenson Harwood (included in Exhibit 8.4)

23.6*	Consent of BTM Consult ApS

23.7*	Consent of Black & Veatch

24.1*	Power of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics

*	Previously submitted
**	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-169278) filed with the Securities and Exchange Commission with respect to American depositary shares representing our ordinary shares
***	Submitted herewith